Exhibit 99.1

January 26, 2022

Joshua S. Horowitz
c/o Palm Global Small Cap Master Fund LLC
19 West Elm Street
Greenwich, CT 06830

Dear Mr. Horowitz,

We are in receipt of your letter dated January 24, 2022 and appreciate feedback from our shareholders. As the Company has previously disclosed, we continue to review a number of potential acquisition and merger targets. The Company also engaged the services of an investment bank, Cowen and Company, LLC, and the law firm, Norton Rose Fulbright, LLP, to assist us in identifying and reviewing potential acquisition and merger opportunities. We appreciate the significance of the trading halt to shareholders and we have been in ongoing communication with representatives of the NYSE about the trading halt. Having said that, at this time we are not in a position to provide an update, but rest assured we will provide an update to our shareholders as soon as we can.

Thank you,

/s/ John P. de Jongh, Jr.
John P. de Jongh, Jr.
Interim Chairman of the Board

CC: Ricardo C. Byrd
John A. Engerman
Thomas McCarthy

Altisource Asset Management Corporation, 5100 Tamarind Reef, Christiansted, USVI 00820 www.altisourceamc.com